Calculation of Filing Fee Tables
S-1
Terrestrial Energy Inc. /DE/
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Primary Offering - Common stock, par value $0.0001 per share	457(a)	8,117,599	$ 11.50	$ 93,352,388.50	0.0001381	$ 12,891.96
Fees to be Paid	2	Equity	Primary Offering - Common stock, par value $0.0001 per share	457(a)	10,658,520	$ 2.24	$ 23,875,084.80	0.0001381	$ 3,297.15
Fees to be Paid	3	Equity	Secondary Offering - Common stock, par value $0.0001 per share	457(a)	5,000,000	$ 9.22	$ 46,100,000.00	0.0001381	$ 6,366.41
Fees to be Paid	4	Equity	Secondary Offering - Common stock, par value $0.0001 per share	457(a)	6,850,000	$ 9.22	$ 63,157,000.00	0.0001381	$ 8,721.98
Fees to be Paid	5	Equity	Secondary Offering - Common stock, par value $0.0001 per share	457(a)	1,267,599	$ 14.49	$ 18,367,509.51	0.0001381	$ 2,536.55
Fees to be Paid	6	Equity	Secondary Offering - Private Placement Warrants, each exercisable for one share of common stock at an exercise price of $11.50	Other	1,267,599		$ 0.00	0.0001381	$ 0.00
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 244,851,982.81		$ 33,814.05
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 33,814.05
Offering Note
[1]	Note 1.a Pursuant to Rule 416(a) under the Securities Act, this Registration Statement shall also cover any additional shares of common stock of the registrant that become issuable as a result of any stock dividend, stock split, recapitalization, or other similar transaction effected without the receipt of consideration that results in an increase to the number of outstanding shares of the registrant's common stock, as applicable. Note 1.b Consists of 8,117,599 shares of common stock issuable by the registrant upon the exercise of Private Placement Warrants, currently exercisable at $11.50 per share. Note 1.c Calculated pursuant to Rule 457(g) under the Securities Act, based on the exercise price of the warrants ($11.50).

[2]	See Offering Note 1.a Note 2.a Consists of 10,658,520 shares of common stock issuable by the registrant upon the exercise of Legacy Terrestrial Warrants, currently exercisable at an exercise price of $2.24 per share. Note 2.b Calculated pursuant to Rule 457(g) under the Securities Act, based on the exercise price of the warrants ($2.24).

[3]	See Offering Note 1.a Note 3.a Represents 5,000,000 shares of common stock issued to the PIPE Investors pursuant to the PIPE Subscription Agreements. Note 3.b Estimated solely for the purpose of determining the registration fee in accordance with Rule 457(c) under the Securities Act, as amended, based on the average of the high and the low prices of the common stock as reported on The Nasdaq Stock Market on November 24, 2025.

[4]	See Offering Notes 1.a, and 3.b Note 4.a Represents shares of Common Stock issuable to the Selling Securityholders consisting of 6,850,000 shares of common stock issuable by the registrant upon the exercise of Private Placement Warrants issued to the Sponsor in connection with the IPO.

[5]	See Offering Note 1.a Note 5.a Represents shares of Common Stock issuable to the Selling Securityholders consisting of 1,267,599 shares of common stock issuable by the registrant upon the exercise of Private Placement Warrants issued to an affiliate of the Sponsor in connection with the conversion of outstanding Working Capital Loans. Note 5.b The resale of the Private Placement Warrants and the shares of Common Stock of the registrant issuable upon exercise of the Private Placement Warrants are being simultaneously registered hereunder. No separate registration fee is required pursuant to Rule 457(g) under the Securities Act. Consistent with the response to Question 240.06 of the Securities Act Rules Compliance and Disclosure Interpretations, the registration fee with respect to such Private Placement Warrants has been allocated to the shares of Common Stock underlying such Private Placement Warrants and those shares of Common Stock are included in the registration fee as calculated herein, n the basis of the exercise price of the Private Placement Warrants of $11.50 per share plus the average of the high and low sales prices of the Warrants as reported on the Nasdaq Stock Market on November 24, 2025

[6]	See Offering Notes 1.a, and 5b. Note 6.a Represents 1,267,599 Private Placement Warrants issued to an affiliate of the Sponsor in connection with the conversion of outstanding Working Capital Loans.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Table 3: Combined Prospectuses	☑Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A